EXHIBIT 7.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

AGREEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the Form 8-KA for Denarii Resources, Inc. dated November 27, 2009, and are in agreement with management’s determination that the previously issued financial statements included in the Company’s Form 10-Q for the period ended June 30, 2009, which was filed on or about August 19, 2009, should not be relied upon.  As stated in the 8K, some related party payables were not properly stated as well as the Company’s common shares issued and outstanding being incorrectly disclosed.

We are also in agreement that the previously issued financial statements included in the Company’s Form 10-Q for the period ended September 30, 2009, which was filed on or about November 23, 2009, should not be relied upon due to the Company filing the 10-Q without the financial statements being reviewed.

 /s/ SEALE AND BEERS, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 11, 2010

Seale and Beers, CPAs                      PCAOB & CPAB Registered Auditors

50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107 (888)727-8251 Fax: (888)782-2351